As filed with the Securities and Exchange Commission on July 29, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIME WARNER TELECOM INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1500624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10475 Park Meadows Drive

Littleton, CO 80124

(303) 566-1000

(Address of Principal Executive Offices) (Zip Code)

Time Warner Telecom 2000 Employee Stock Plan

(Full title of the Plan)

David J. Rayner

Senior Vice President and Chief Financial Officer

Time Warner Telecom Inc.

10475 Park Meadows Drive

Littleton, CO 80124

(Name and Address of agent for service)

(303) 566-1000

(Telephone number, including area code, of agent for service)

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Class A Common Stock, par value $.01 per share (“Class A Common Stock”)	12,500,000	$4.33	$54,125,000	$6,857.64

(1) Estimated solely for purposes of calculating the registration fee, pursuant to Rules 457(c) and (h) under the Securities Act of 1933, and based on the average of the high and low process of the Class A common Stock as reported on the Nasdaq National Market on July 23, 2004.

This Registration Statement is being filed to increase by 12,500,000 the number of shares registered for issuance pursuant to the Issuer’s 2000 Employee Stock Plan. The S-8 Registration Statement, registration number 333-48084 is hereby incorporated by reference.

Item 6. Indemnification of Directors and Officers. In addition to the information contained in Item 6 of the S-8 Registration number 333-48084, the Registrant has entered into indemnification agreements with its independent directors that provides for indemnification to the full extent permitted by the Delaware General Corporation Law, advancement of expenses in connection with defending or participation in any proceeding that is indemnifiable under the agreement and for selection of special independent counsel to make determinations under the agreement after the occurrence of a change of control of the Registrant as defined in the agreement.

Item	8. Exhibits.

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Littleton, Colorado, on July 29, 2004.

TIME WARNER TELECOM INC.

By:	/s/ David J. Rayner
Name:	David J. Rayner
Title:	Senior Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

	Signature	Title	Date
(i)	Principal Executive Officer:

	/s/ Larissa L. Herda**	President and Chief Executive Officer and Director	July 29, 2004
Larissa L. Herda

(ii)	Principal Financial Officer:

	/s/ David J. Rayner	Senior Vice President and Chief Financial Officer	July 29, 2004
David J. Rayner

(iii)	Principal Accounting Officer:

	/s/ Jill Stuart**	Vice President, Accounting and Finance and Chief Accounting Officer	July 29, 2004
Jill Stuart

(iv)	Directors:

	/s/ Glenn A. Britt**	Director	July 29, 2004
Glenn A. Britt

	/s/ Richard J. Davies**	Director	July 29, 2004
Richard J. Davies

	/s/ Spencer B. Hays**	Director	July 29, 2004
Spencer B. Hays

/s/ Robert Marcus**	Director	July 29, 2004
Robert Marcus

/s/ Robert J. Miron**	Director	July 29, 2004
Robert J. Miron

/s/ Theodore H. Schell	Director	July 29, 2004
Theodore H. Schell

/s/ Howard Schrott**	Director	July 29, 2004
Howard Schrott

/s/ Mary Agnes Wilderotter**	Director	July 29, 2004
Mary Agnes Wilderotter

**	By: /s/ David J. Rayner, in the capacity indicated and as attorney-in-fact for the named officers and named directors, who constitute all of the directors of the company.

EXHIBIT INDEX

Exhibit	Description	Page
4.3	Time Warner Telecom 2000 Employee Stock Plan

5	Opinion of Paul B. Jones, Esq. regarding the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Paul B. Jones, Esq. (incorporated by reference to Exhibit 5)